EXHIBIT 10.1

THIS NOTE AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE SECURITIES ACT OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

SPOTLIGHT INNOVATION INC.

CONVERTIBLE NOTE

Issuance Date: December 31, 2016	$170,000

FOR VALUE RECEIVED, Spotlight Innovation Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of K4 Enterprises, LLC, (the “Holder”), the principal sum of One Hundred Seventy Thousand Dollars (US$170,000) in lawful money of the United States of America, together with interest thereon at the rate of six percent (6.00%) per annum.Interest will begin to accrue on the date of this Convertible Note (the “Note”). Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed and shall compound monthly for all amounts outstanding.

1. Interest Payments.Interest shall begin accruing on the Issuance Date of this Note. Interest shall accrue and shall be payable on the earlier of the Maturity Date, aconversion (pursuant to Section 3 below), or payment by the Companyof the outstanding principal amount.

2. Prepayment. The Company shall have the right to prepay all or a portion of the outstanding principal sum, and unpaid interest, of this Note upon 10 days written notice to the Holder, setting forth the date of payment, principal amount, and accrued interest. During this period, the Holder has the option to convert all or a portion of this Note pursuant to the terms of Section 3 below. Upon the expiration of said 10 day period the Company will pay to the Holder such outstanding principal amount (taking into account conversions, if any, and accrued interest thereon).

3. Conversion.

(a) Optional Conversion. The Holder shall have the right to convert all or a portion of the principal sum of this Note and any accrued interest into shares of common stock of the Company in denominations of not less than One Hundred Thousand ($100,000) Dollars at any time prior to or on the Maturity Dateon the following terms:

(i)	At a price equal to Seventy Percent (70%) of the average closing bid price of the common stock of the Company during the six months immediately prior to such conversion.

(ii)	If the Holder elects such Optional Conversion the Holder shall send to the Company the completed Conversion Notice annexed hereto as Exhibit A.

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(b) Fractional Shares.The Company shall not issue any fraction of a share of Common Stock upon any conversion.If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(c) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.If the Company, at any time while this Note is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the conversion price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, or shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4. Events Of Default. Each of the following shall constitute an “Event of Default”.

(a) Failure to make any required payment after ten (10) days of receipt of notice by Holder that such payment was not made; or

(b) Upon any Voluntary Bankruptcy or Insolvency Proceedings, which is defined as any of the following actions by the Company: (i) applying for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) making a general assignment for the benefit of its creditors; (iii) dissolution or liquidation; (iv) commencing a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (v) taking any material action to effect any of the foregoing.

(c) upon any Involuntary Bankruptcy or Insolvency Proceedings, which is defined as proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency, or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

Upon the occurrence of any Event of Default, the Holder may, at its option, declare in writing all principal and interest due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable.Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity.

5. Maturity Date.The Maturity Date of this Note shall be December 31, 2019.

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6. Notices.

(a) Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:(i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Spotlight Innovation Inc.
11147 Aurora Ave., Building 3 Urbandale, IA 50322 Attention: President and Chief Executive Officer
Telephone: (515) 274-9087

If to the Holder, at such address as set forth on the signature page attached hereto.

7. Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Iowa without regard to the principles of conflict of laws.The parties further agree that any action between them shall be heard in Polk County, Iowa.

8. Waiver of Presentment, Demand and Dishonor.No delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth herein.No remedy is exclusive of any other remedy and all remedies shall be cumulative to the maximum extent permitted by applicable law.Except as otherwise set forth herein, the Company hereby waives presentment, demand for repayment, diligence, notice of dishonor and all other notices or demands in connection with the delivery acceptance, performance, default or endorsement of this Note.

9. Cost of Collection. Maker shall pay to Holder all reasonable costs and expenses of Holder incurred in any collection action under this Note, including, without limitation, court costs, reasonable attorneys’ fees, expenses and disbursements.

10. Severability.If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable, in any respect under applicable law, such provision will be enforced to the maximum extent possible given the intent of the parties hereto, and the balance of this Note shall remain in effect.

11. Reports. The Holder has been furnished with or has had access at the EDGAR Website of the Securities Exchange Commission to the Company's filings available at the EDGAR Website (hereinafter referred to collectively as the "Reports").In addition, the Holder has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Holder has requested in writing, and considered all factors the Holder deems material in deciding on the advisability of investing in the Securities.

12. Unconditional Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amounts due under this Note when due.This Note is a direct obligation of the Company.

13. Transaction Costs. Each party shall be responsible for all costs and expenses it incurs in connection with the preparation of this Note.

[Signature Page Attached Hereto]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
SPOTLIGHT INNOVATION INC.

By:
Name:	Cristopher Grunewald
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Holder hereby agrees to the terms set forth in this Note.

K4 ENTERPRISES, LLC

By:
Name:	John Krohn
Title:	Manager
Address:	124 62nd Street
West Des Moines, IA50266

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EXHIBIT A
CONVERSION NOTICE

The undersigned hereby irrevocably elects to convert $ ___________ of the principal sum of this Note into shares of Common Stock of Spotlight Innovation Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Conversion Price:	$
Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Name:
Address:

Authorized Signature:	By:
Name:
Date:

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